Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of our report dated July 13, 2026, except for Note 12 as to which the date is September 9, 2026, relating to the financial statements of AI OKTO CORP. Predecessor. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
September 9, 2026